Exhibit 99.1

SharpLink Reports Second Quarter 2025 Results; Now Holds 728,804 ETH in Total

MINNEAPOLIS, MN – August 15, 2025 – SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today reported financial results for the quarter ended June 30, 2025, along with an update on the rapid expansion of the Company’s ETH treasury strategy.

In early June 2025, SharpLink executed a significant strategic shift – establishing ETH as the Company’s primary treasury reserve asset. SharpLink’s goal is simple: give investors the most efficient way to participate in Ethereum’s transformation of global finance, with institutional-grade discipline, transparency and full activation of ETH’s yield potential.

SharpLink is strategically accumulating ETH through disciplined capital formation and employing active treasury management. The result is a powerful, yield-generating ETH treasury that compounds growth and captures the full upside exposure of ETH while improving our ETH Concentration metric. Every step of this strategy strengthens the Ethereum network and creates enduring long-term value, aligning stockholder growth with the growth of the ecosystem itself.

SharpLink’s treasury strategy is based on a single conviction: ETH will serve as the core trust commodity of the next-generation financial system being built on Ethereum.

Key Highlights Since Launch of ETH Treasury Strategy

●	Built world class leadership team:

○	Joseph Lubin, Co-Founder of Ethereum and Founder & CEO of Consensys, joined as Chairman of the Board.

○	Joseph Chalom, a 20-year BlackRock veteran who led the firm’s pioneering digital asset strategy, was appointed Co-Chief Executive Officer.

●	Entered into a strategic partnership with Consensys, the world’s largest and most experienced Ethereum software company, differentiating SharpLink from other ETH treasury companies in the market.

●	Established an experienced team of institutional-grade capital markets and treasury management professionals to operationalize the Company’s strategy with support from leading crypto asset managers and custodians.

●	Raised over $2.6 billion in capital through a combination of PIPE, At-The-Market (“ATM”) and Registered Direct offerings to drive ETH acquisitions.

●	Acquired and now own 728,804 ETH.

●	Staked nearly 100% of the Company’s ETH, generating cumulative rewards of approximately 1,326 ETH to date.

●	Increased ETH Concentration, which measures the efficiency of SharpLink’s ETH accumulation strategy, by 98% from 2.00 to 3.95, representing rapid and accretive accumulation in a matter of weeks.

Chalom stated, “Our second quarter marked the exciting launch of SharpLink’s ETH treasury strategy, which has positioned us at the center of a transformational opportunity in global finance and technology. In the short period since launching our strategy, we’ve raised significant capital and scaled our ETH holdings in a highly accretive manner. Backed by the unmatched expertise of Consensys and our institutional-grade capital markets and treasury management teams, SharpLink has become one of the world’s largest and most trusted corporate holders of ETH.”

“Ethereum is the trust layer for the decentralized economy, and SharpLink’s aggressive accumulation, staking and strategic management of ETH set it apart from any other public company in the market,” added Lubin. “SharpLink is actively compounding value for our fellow stockholders through yield generation and intelligent capital deployment.”

Financial Highlights for the Three Months Ended June 30, 2025

●	Revenue: $0.7 million, compared to $1.0 million in the second quarter of the prior year.

●	Gross Profit: $0.2 million, or 30% of revenue, versus $0.3 million, or 28.5% in Q2 2024.

●	Operating Expenses: Selling, general and administrative expenses were $2.3 million versus $1.5 million in the prior year. Other operating expenses included $16.4 million in non-cash stock-based compensation expense related to our strategic advisory agreement with Consensys, and a non-cash unrealized loss of $2.4 million on ETH at June 30, 2025 offset by an unrealized gain of $5.4 million on our ETH holdings.

●	Non-cash Impairment: $87.8 million non-cash impairment on liquid staked ETH (“LsETH”) holdings due to a reduction in the price of LsETH during Q2 2025, as required by U.S. GAAP accounting rules.

○	In determining if an impairment has occurred, the Company considers the lowest price of one LsETH quoted on the active exchange at any time since acquiring the specific LsETH held by the Company. If the carrying value of a LsETH exceeds that lowest price, an impairment loss is recognized for the difference between its carrying value and the lowest price, which was approximately $2,300 during Q2. As a result, the Company recognized a non-cash impairment loss of $87.8 million on its LsETH holdings, reducing the carrying value of LsETH held as of June 30, 2025 to $382.4 million.

○	To reiterate, this is a non-cash loss resulting from current U.S. accounting rules. The Company has not sold or redeemed any of its LsETH assets.

●	Net Loss: $103.4 million compared to a net loss of $0.5 million in the second quarter of 2024, driven largely by accounting for the non-cash impairment loss and non-cash stock-based compensation.

Financial Highlights for the Six Months Ended June 30, 2025

●	Revenue: $1.4 million versus $2.0 million in the same period last year.

●	Gross Profit: $0.3 million compared to $0.6 million in the first half of 2024.

●	Net Loss: $104.4 million, compared to net income of $11.9 million in the first half of 2024, reflecting the same non-cash impairment and non-cash stock-based compensation factors impacting Q2.

For more detailed information on SharpLink’s second quarter financial and operational results, please refer to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission yesterday, August 14, 2025, which can be found at www.sec.gov or www.sharplink.com.

Q2 2025 Conference Call and Webcast

As a reminder, SharpLink’s leadership will host a conference call and webcast beginning at 8:30 AM ET today to discuss the Company’s financial and operating results for the three- and six-month reporting periods ended June 30, 2025. The Company will also provide an update on recent developments, including the launch of its Ethereum treasury strategy on June 2, 2025 and subsequent strategic actions aimed at accelerating long-term stockholder value. To access the call or webcast, please use one of the following means:

●	Toll-free dial-in number: (877) 407-2988
●	International dial-in number: (201) 389-0923
●	Webcast: SharpLink’s Q2 2025 Earnings Call
●	Instant Access Call Me Option: Click Here

* To enhance transparency into the Company’s yield performance, SharpLink introduced a new reporting metric called “ETH Concentration.” This metric is calculated by dividing the number of ETH SharpLink holds by each 1,000 assumed diluted shares issued and outstanding (“Assumed Diluted Shares Outstanding”). Assumed Diluted Shares Outstanding represents the sum of (i) SharpLink’s actual shares of common stock issued and outstanding as of the end of each reporting period, inclusive of disclosed ATM sales and Registered Direct offerings, plus (ii) the additional shares that would be issued upon the assumed exercise or settlement of all outstanding warrants, pre-funded warrants, stock option awards, and restricted stock units. Notably, Assumed Diluted Shares Outstanding is not calculated using the treasury stock method. It does not account for equity award vesting conditions, stock option exercise prices, or contractual restrictions limiting the convertibility of debt instruments. Additionally, it excludes any assumed share repurchases that would ordinarily be considered under the treasury stock method.

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is one of the world’s largest publicly traded companies to adopt Ether (“ETH”) as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to Ethereum, the world’s leading smart-contract platform and second largest digital asset.

SharpLink is also reimagining the future of online gaming. Backed by a veteran team with deep roots in sports media, gaming and technology, SharpLink is charting a new course – building scalable, secure and transparent solutions that challenge outdated models and bring real innovation to the user experience. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the intended use of proceeds from the registered direct offering, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH and LsETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for certain types of crypto assets deemed an intangible digital asset, the Company may be required to record associated impairment charges reflected in net income as a result of a decrease in the market price of ETH below the cost value at which the Company’s ETH are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@sharplink.com

Media Contact:

media@sharplink.com